Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-K of NorthWest Indiana Bancorp (the “Company”) for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), each of David A. Bochnowski, Chairman of the Board and Chief Executive Officer of the Company, and Edward J. Furticella, Executive Vice President, Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 26, 2004	/s/ David A. Bochnowski David A. Bochnowski Chairman of the Board and Chief Executive Officer

/s/ Edward J. Furticella Edward J. Furticella Executive Vice President, Chief Financial Officer and Treasurer

41